Exhibit 23.3

CONSENT

To:Ivanhoe Electric Inc. (the “Company”)

Re:Registration Statement on Form S-1 of the Company (the “Company”)

SRK Consulting (U.S.), Inc. is the authoring firm of the report titled “SEC Technical Report Summary, Exploration Results Report, Tintic Project, Utah, U.S.A.” dated November 1, 2021 regarding the mining property known as the Tintic Project (the “Project”) which was prepared in accordance the Securities and Exchange Commission (SEC) S-K regulations (Title 17, Part 229, Items 601 and 1300 until 1305) for Ivanhoe Electric Inc. (the “Expert Report”).

SRK Consulting (U.S.), Inc. understands that the Company wishes to make reference to SRK Consulting (U.S.), Inc.’s name and the Expert Report in its Registration Statement on Form S-1 (the “Registration Statement”) to be prepared and filed in connection with an offering by certain of the Company’s stockholders. SRK Consulting (U.S.), Inc. further understands that the Company wishes to use extracts and/or information from, the Expert Report in the Registration Statement related to the Project. SRK Consulting (U.S.), Inc. has been provided with a copy of the Registration Statement, and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Registration Statement, SRK Consulting (U.S.), Inc. does hereby consent to:

•	the use of, and references to, its name in the Registration Statement;

•	the use of, and references to, the Expert Report in the Registration Statement; and

•	the use of, in the Registration Statement, extracts and information from the Expert Report, or portions thereof (“Undersigned’s Information”).

SRK Consulting (U.S.), Inc. confirms that where its work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Dated: December 23, 2022

By:	/s/ Justin L. Smith
Authorized Representative
SRK Consulting (U.S.), Inc.